EQUIPMENT SCHEDULE
                             DATED October 10, 1996
                                       to
                             MASTER LEASE AGREEMENT
                               DATED June 6, 1994

LESSEE:                                                       LESSOR:

    CERPROBE CORPORATION                         Wells Fargo Leasing Corporation
                                                 "(as  assignee  of  all  right,
                                                 title  and  interest  of  First
                                                 Interstate Bank of Arizona)"

Name
       600 S. Rockford Drive                     P.O. Box 53456, MAC 4101-250
---------------------------------------------
Address
       Tempe, Arizona 85281                      Phoenix, Arizona 85072-3456

         1. Master Lease: The terms and conditions of that Master Lease Agreement dated as of the date set forth above by and between the Lessor, Wells Fargo Leasing Corporation "(as assignee of all right, title and interest of First Interstate Bank of Arizona)" and Lessee (the "Master Agreement") are by this reference incorporated herein as if fully set forth herein and together with the terms and conditions hereof, and of all schedules, riders, addenda and/or exhibits that are attached or refer to this Equipment Schedule, constitute a single and severable agreement of lease (this "Lease"). Subject to all of the terms and conditions of this Lease, Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the personal property described below and on any supplemental Schedule "A" hereto (hereinafter, together with all replacement parts, additions, modifications, repairs and accessories incorporated therein and/or attached thereto, said personal property is referred to as the "Equipment"):

----------------------------------------------------------------------------------------------------------------------
Qty.         Description of Equipment - Make, kind, model no., serial no., and                                Original
             any other pertinent identification                                                                   Cost
-----------  -----------------------------------------------------------------------------------  --------------------
             Applied Precision Invoice #2541
1            PRVX System, 960 Channels, LP                                                                 $250,125.50
1            PRVX Table Short 1280
1            Assy, PRVX W/S PF Compat
1            Assy, VX CPLT W/BEVEL Postgrind
1            PRVX Controller Pkg.
1            Monitor 17" Samsung
1            PRV/PRVX Test Software
1            Assy, PRVX Channel Config. Pkg.
1            Assy, PRVX Accessory kit
2            PRVX Training AT API
1            Checkpoint System Install.
1            Assy, PRVX Shipping Pkg.
1            Assy, Probe Force, PRVX, factory
1            PWA, Edge Card 48 Pin VX                                                                          $697.50
1            PWA, PRVX Cal Card Conn                                                                           $697.50
1            PWA, Edge Card 88 Pin VX                                                                          $813.75
1            PWA, Edge Card 128 Pin VX                                                                       $1,046.25
2            Manual PRVX 7.1
1            Manual PRVX 7.1 Cleanroom
             Shipping Charges                                                                                  $935.00
             location:     600 S. Rockford Drive,
                           Tempe, Arizona 85281
----------------------------------------------------------------------------------------------------------------------
             Applied Precision Invoice #2699
1            Probe Force                                                                                    $16,275.00
             location:     600 S. Rockford Drive,
                           Tempe, Arizona 85281
----------------------------------------------------------------------------------------------------------------------
                                                                                Sales or Use Tax
----------------------------------------------------------------------------------------------------------------------

             *If additional space is required, attach Schedule A.            Total Original Cost           $270,590.50

----------------------------------------------------------------------------------------------------------------------
Location of Equipment (if additional space is required, attach Schedule A)

A.    600 S. Rockford Drive        Tempe         Maricopa         Arizona        85281
   -----------------------------------------------------------------------------------
       Address                     City          County           State          Zip

B.
   -----------------------------------------------------------------------------------
       Address                     City          County           State          Zip

          2.      Acceptance Deadline: October 25, 1996

          3. Term: The term of this Lease shall be a period of 60 months and shall commence on the date that the Equipment is accepted by Lessee on behalf of Lessor (the "Acceptance Date").

          4. Rent Commencement Date: The first day of the month immediately following the Acceptance Date.

          5. Basic Rent Payment Date: The first day of each month beginning with the Rent Commencement Date.

          6.      Rent:

                  (a) Interim Rent: An amount equal to 1/30th of the Basic Rent multiplied by the number of days elapsed from and including the Acceptance Date but excluding the Rent Commencement Date and due and payable concurrently with the delivery of the Certificate of Acceptance by Lessee to Lessor.

                  (b) Basic Rent: for the term of this Lease, Lessee shall pay Lessor Basic Rent of $5,460.20 monthly payable on each Basic Rent Payment Date.

          If the first day of each month during the term of this Lease is not a business day, Basic Rent shall be due on the next subsequent business day. Unless otherwise expressly agreed to in writing by Lessor, sales tax on each rental payment received by Lessor under this lease shall be due and payable by Lessee to Lessor on each Basic Rent Payment Date.

                  (c) Overdue Rent: Lessee shall pay to Lessor an Overdue Rent Charge of 5% of all Basic Rent payments not received by Lessor on or before the Basic Rent Payment Date.

          7. Purchase Option: Provided that (i) an Event of Default (or an event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default) does not exist; (ii) this Lease has not previously been terminated, and (iii) Lessee has given Lessor not less than sixty (60) days notice prior to the expiration of the initial term of the Lease, Lessor shall have the option to purchase all (but not less than all) of the Equipment on the original expiration date of this Lease under the following terms and conditions:

          [Lessee shall have the right to purchase the Equipment, on an "as-is, where-is" basis, without representation or warranty of any kind, for $1.00, provided that such right is further subject to payment in full of the purchase price on or before the expiration of the initial term of this Lease.]

Lessee shall pay or reimburse Lessor all of Lessor's costs and expenses incurred in connection with such purchase and shall pay all taxes imposed in connection with such sale (other than taxes imposed on or measured by lessor's net income).

          8. Modification to Master Agreement: All terms and conditions of this Lease shall be as set forth above and in the Master Agreement, except (if
additional space is required, attach an Addendum to this Lease):    N/A

          9. Conditions Precedent: Lessor shall have no obligation to purchase the Equipment and to lease the same to Lessee hereunder. (i) if the actual cost of the Equipment exceeds the original cost thereof set forth hereinabove; (ii) if there exists any Event of Default or event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default; or (iii) unless prior to the Acceptance Deadline Lessee, at its expense, shall have delivered or caused to be delivered to Lessor all of the Documents required under Section 3 of the Master Agreement and, in addition, Lessee, at its expense, shall have fully satisfied all of the following additional conditions precedent (if additional space is required, attach an
Addendum to this Lease):       N/A

          10. Schedule: The "Schedule of Stipulated Loss Percentages" that is attached or refers to this Equipment Schedule is by this reference expressly incorporated herein as if fully set forth herein.

          11.     Reaffirmation:   By  their  execution  and  delivery  of  this
Equipment Schedule, the parties hereby reaffirm all of the terms and conditions of the Master Agreement, except to the extent, if any, modified hereby.

          12. Counterparts: The Equipment Schedule evidencing this Lease may be executed in more than one original counterpart. However, only the counterpart designated below as "Counterpart No. 1" shall evidence the monetary obligation of Lessee with respect to this Lease. To the extent, if any, that this Lease constitutes "chattel paper," as that term is defined in the Arizona Uniform Commercial Code, no security interest in this Lease may be created or perfected by the transfer or possession of any counterpart hereof other than said "Counterpart No. 1."

          THIS IS COUNTERPART NO. 1  OF   1  COUNTERPART  ORIGINALS.

          IN WITNESS WHEREOF, this Equipment Schedule has been executed, delivered and accepted this 10th day of October 1996.

LESSOR:                                          LESSEE:

   CERPROBE CORPORATION                          Wells Fargo Leasing Corporation
----------------------------------               -------------------------------
                                                 "(as  assignee  of  all  right,
                                                 title  and  interest  of  First
                                                 Interstate Bank of Arizona)"


By         SIGNATURE NOT LEGIBLE                 By  SIGNATURE NOT LEGIBLE
   -------------------------------                  ----------------------------
Its          President/CEO                       Its          Vice President
   -------------------------------                   ---------------------------

                     SCHEDULE OF STIPULATED LOSS PERCENTAGES
                                       to
                               EQUIPMENT SCHEDULE

                             DATED October 10, 1996
                                       to
                             MASTER LEASE AGREEMENT

                               DATED June 6, 1994


Rental Payment Date                          Stipulated Loss
in the month of:                              Percentage
----------------                              ----------
      1                                          98.64
      2                                          97.27
      3                                          95.90
      4                                          94.51
      5                                          93.12
      6                                          91.71
      7                                          90.30
      8                                          88.88
      9                                          87.44
      10                                         86.00
      11                                         84.55
      12                                         83.09
      13                                         81.61
      14                                         80.13
      15                                         78.64
      16                                         77.14
      17                                         75.63
      18                                         74.10
      19                                         72.57
      20                                         71.03
      21                                         69.47
      22                                         67.91
      23                                         66.34
      24                                         64.75
      25                                         63.16
      26                                         61.55
      27                                         59.93
      28                                         58.30
      29                                         56.67
      30                                         55.02
      31                                         53.36
      32                                         51.68
      33                                         50.00
      34                                         48.30
      35                                         46.60
      36                                         44.88
      37                                         43.15
      38                                         41.41
      39                                         39.66
      40                                         37.89
      41                                         36.12
      42                                         34.33
      43                                         32.53
      44                                         30.72
      45                                         28.89
      46                                         27.05
      47                                         25.21
      48                                         23.34
      49                                         21.47
      50                                         19.58
      51                                         17.68
      52                                         15.77
      53                                         13.84
      54                                         11.91
      55                                          9.96
      56                                          7.99
      57                                          6.01
      58                                          4.02
      59                                          2.02

          For purposes of the "Master Agreement" (defined below) and the "Lease " (defined below), the term "Stipulated Loss Percentage" means, with respect to any item of "Equipment" (defined in the Lease) for which "Stipulated Loss Value" (defined in the Master Agreement) is determined, the percentage set forth hereinabove that corresponds to the "Rental Payment Date" (defined in the Lease) through which rental payments on such Equipment have actually been paid (exclusive of prepayments of rent otherwise due and payable at the end of the Lease term, if any are required under the Lease) as of the date that the Stipulated Loss Value of such item of Equipment is determined.

          IN WITNESS WHEREOF, the undersigned "Lessor" and "Lessee" have this 10th day of October, 1996 executed and delivered this "Schedule of Stipulated Loss Percentages" to that Equipment Schedule dated as set forth above (the "Lease") to that Master Lease Agreement dated as set forth above (the "Master Agreement") between the undersigned "Lessor" and "Lessee."

LESSOR:                                      LESSEE:

WELLS FARGO LEASING CORPORATION              CERPROBE CORPORATION

By                                           By  /s/ Signature Illegible
   -----------------------------------           -------------------------------
Its Authorized Representative                Title President/CEO
                                                   -----------------------------

                            CERTIFICATE OF ACCEPTANCE


Wells Fargo Leasing  Corporation
"(as assignee of all right, title and interest of First Interstate Bank of Arizona)"
P.O. Box 53456,  MAC 4101-250
Phoenix, Arizona 85072-3456

RE: Acceptance of Equipment Leased Under Equipment Schedule dated October 10, 1996 (the "Lease") to Master Lease Agreement dated June 6, 1994 (the "Master Agreement") between the undersigned and Wells Fargo Leasing Corporation.

Gentlemen:

This Certificate of Acceptance is delivered pursuant to Section 2 of the Master Agreement, and constitutes a "Certificate of Acceptance," as defined therein. We, as Lessee, have received all of the "Equipment" (as defined in the Lease), and all necessary installation thereof has been completed. We have inspected, tested and approved all of the Equipment, and find that each piece is in good working order and is of the size, design, type, quality, condition, capacity and manufacture specified by us, and conforms to any applicable purchase orders therefor. We approve the contract by which you acquired the Equipment or the right to possession and use of the goods. Our inspection and test has disclosed no defects or deficiencies in any of the Equipment. You are hereby notified that we accepted delivery of all of the Equipment on your behalf on 10/24/96 , 199 .

We hereby certify that as of the date hereof (i) no Event of Default has occurred under the Lease of the Master Agreement; (ii) the presentations and warranties made by Lessee pursuant to the Lease and Master Agreement are true and correct, (iii) Lessee has obtained insurance policies with respect to the Equipment as are required to be obtained under the Lease and Master Agreement; and (iv) the Equipment will be located at 600 S. Rockford Rd., Tempe, Arizona 85281.

Sincerely,


Cerprobe Corporation
--------------------------------------
                             ("Lessee")

By:       SIGNATURE NOT LEGIBLE
   -----------------------------------

Its:      President/CEO
    ----------------------------------
Dated: October 10, 1996

--------------------------------------------------------------------------------------------------------------
Approved by the Secretary of State of Arizona Rev. 10/90    FORM UCC-1      Space below used by filing office
--------------------------------------------------------------------------------------------------------------









--------------------------------------------------------------------------------------------------------------
Return copy or recorded original to:                       ARIZONA UNIFORM COMMERCIAL CODE
                                                           FINANCING STATEMENT--FORM UCC-1
                                                           This FINANCING STATEMENT is presented for filing
                                                           (recording) pursuant to the Arizona Uniform
                                                           Commercial Code.
--------------------------------------------------------------------------------------------------------------
1.  (Last name first and address): Lessee                  2.  Address:    Lessor
    Cerprobe Corporation                                       Wells Fargo Leasing Corporation
    600 S. Rockford Drive                                      100 West Washington MAC 4101-250
    Tempe, Arizona 85281                                       Phoenix, Arizona 85003
--------------------------------------------------------------------------------------------------------------
3.  Name and Address of Assignee of Secured                4.  [ ] if checked, products of collateral are
    Party(ies):                                                also covered.
                                                           ---------------------------------------------------
                                                           5.  This Financing Statement covers the
                                                           following types (or items) of property:
------------------------------------------------------     See Exhibit "A" attached hereto and by this
6.  If the collateral is crops, the crops are              reference incorporated herein as if fully set
    growing or to be grown on the following                forth.
    described real estate:
                                                           The transaction related to this financing
                                                           statement is a true lease; this precautionary
                                                           notice file is made pursuant to U.C.C. 9-408
                                                           (A.R.S. 47-9408).
--------------------------------------------------------------------------------------------------------------

7. If the collateral is (a) goods which are or are to become fixtures; (b) timber to be cut; or (c) minerals or the like (including oil and gas), or accounts resulting from the sale thereof at the wellhead or minehead to which the security interest attaches upon extraction, the legal description of the real estate concerned is:


And, this  Financing  statement is to be recorded in the office where a mortgage on such real estate would be  recorded.  If the Debtor does not have an interest of record, the name of a record owner is:
--------------------------------------------------------------------------------------------------------------
8. This  Financing  Statement  is signed by the  Secured  Party  instead of the debtor to perfect or continue perfection of a security interest in:

[ ] collateral already subject to a security interest in jurisdiction when it was brought into this state.
[ ] proceeds of collateral because of a change in type or use.
[ ] collateral as to which the filing has lapsed or will lapse.
[ ] collateral acquired after a change of name, identity, or corporate structure of the Debtor.
--------------------------------------------------------------------------------------------------------------

   Cerprobe Corporation                        (Use           Dated:        10/10/96
-------------------------------------       whichever                --------------------------------------
By: SIGNATURE NOT LEGIBLE                       is            Wells Fargo Leasing Corporation
-------------------------------------       applicable)       ---------------------------------------------
Its:   President/CEO                                          By: SIGNATURE NOT LEGIBLE  Its:Vice President
-------------------------------------                         ---------------------------------------------